UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 2, 2019

Riverview Financial Corporation
(Exact name of the registrant as specified in its charter)

Pennsylvania	001-38627	38-3917371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street
Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(717) 827-4042
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)(e) On January 2, 2019, Riverview Financial Corporation (the “Company”), the holding company of Riverview Bank (the “Bank”), announced that Kirk D. Fox, Chief Executive Officer of the Company and the Bank, has resigned from his employment and directorships with the Company and the Bank, effective immediately.  The Company and the Bank have entered into a Separation Agreement and Release (the “Agreement”) with Mr. Fox, under which the Bank will pay or provide Mr. Fox: (1) a gross amount of $1,767,125, with $441,781.25 to be paid on the first day of the seventh month following the date of resignation and the remaining amount to be paid in 18 equal monthly installments thereafter; (2) an annual benefit of $150,000, payable in 26 equal bi-weekly installments for a period of five years (the “Annual Benefit”) or, if earlier, until the date on which certain restrictive covenants of Mr. Fox as set forth in the Agreement cease, whether by breach of Mr. Fox, mutual agreement of the parties or by election of Mr. Fox if there is a change in control of the Company or Bank on or after the two-year anniversary of the date of his resignation; and (3) with continued participation in the Bank’s medical, dental and vision plans for the period during which he is receiving the Annual Benefit, provided he remains eligible to participate in such plans.  The Agreement, a copy of which is enclosed as Exhibit 10.1 hereto and incorporated herein by reference, includes non-competition, non-solicitation and confidentiality provisions, certain consulting and post-termination services to be provided by Mr. Fox, and a release of claims by Mr. Fox.  The payments to Mr. Fox under the Agreement are subject to forfeiture if Mr. Fox breaches certain obligations.  The foregoing summary is qualified in its entirety by the full text of the Agreement.

The Company and the Bank has appointed Brett D. Fulk, President and a member of the Board of Directors of the Company and the Bank, as President and Chief Executive Officer of the Company and the Bank, effective January 2, 2019.  The appointment of Mr. Fulk as President and Chief Executive Officer consolidates and combines the roles of such executive positions at the Company and the Bank.  Mr. Fulk, age 50, has served as President of the Company and the Bank and as a member of the Board of Directors of the Company and the Bank since June 30, 2015.  Previously, Mr. Fulk served as Chief Operations Officer of the Company and the Bank from July 2011 to June 30, 2015.  In connection with the foregoing, no material plan, contract or arrangement between Mr. Fulk and the Company or the Bank was entered into or materially amended nor was any grant or award made or modified under any such plan, contract or arrangement.  Mr. Fulk is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K.

On January 2, 2019, the Company issued a press release discussing the changes to its executive management.  A full text of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release with Kirk D. Fox dated January 2, 2019
99.1	Press Release dated January 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION

Dated: January 2, 2019	By: /s/ Brett D. Fulk
Brett D. Fulk
President and Chief Executive Officer